SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 16, 2006

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
Delaware	0-29311	94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of Registrant’s principal executive offices)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 16, 2006, Dynegy Inc. (the “Company”), in connection with its offer to convert and consent solicitation with respect to all of its outstanding 4.75% Convertible Subordinated Debentures due 2023 (the “Debentures”), entered into a Supplemental Indenture by and among the Company, Dynegy Holdings Inc., as a guarantor, and Wilmington Trust Company, as trustee (the “Supplemental Indenture”), supplementing that certain Indenture, dated as of August 11, 2003 (the “Indenture”), pursuant to which the Debentures were issued.

The Supplemental Indenture effected an amendment to the Indenture eliminating the event of default in the Indenture relating to cross-defaults and cross-accelerations.

A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 1.01 hereof with respect to the Supplemental Indenture is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

4.1	Supplemental Indenture, dated as of May 16, 2006, by and among Dynegy Inc., Dynegy Holdings Inc., and Wilmington Trust Company, as trustee, supplementing the Indenture, dated as of August 11, 2003, pursuant to which the 4.75% Convertible Subordinated Debentures due 2023 of Dynegy Inc. were issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2006	DYNEGY INC. (Registrant)

	By:	/s/ J. Kevin Blodgett
	Name:	J. Kevin Blodgett
	Title:	General Counsel, Executive Vice President,
Administration and Secretary

DYNEGY HOLDINGS INC. (Registrant)

By:	/s/ J. Kevin Blodgett
Name:	J. Kevin Blodgett
Title:	General Counsel, Executive Vice President,
Administration and Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Supplemental Indenture, dated as of May 16, 2006, by and among Dynegy Inc., Dynegy Holdings Inc., and Wilmington Trust Company, as trustee, supplementing the Indenture, dated as of August 11, 2003, pursuant to which the 4.75% Convertible Subordinated Debentures due 2023 of Dynegy Inc. were issued.